Exhibit 99.1

ATI Physical Therapy Announces Selected Preliminary Third Quarter 2021 Results

And Revises 2021 Guidance

BOLINGBROOK, IL – October 19, 2021 – ATI Physical Therapy—(“ATI” or the “Company”) (NYSE: ATIP), the largest single-branded outpatient physical therapy provider in the United States, today announced selected preliminary third quarter 2021 financial results ended September 30, 2021. These preliminary results are subject to change pending completion of the Company’s quarterly financial and accounting procedures.

ATI anticipates quarterly revenue of approximately $159 million, income before taxes of approximately $147 million (subject to completion of final financial and accounting procedures including assessment of any potential asset impairments), and Adjusted EBITDA of approximately $8 million.

Management has implemented targeted measures that reduced clinical staff attrition and improved clinical full-time equivalent (FTE) growth during the last two months of the third quarter of 2021. The Company made progress towards restoring FTEs with ATI hiring roughly 2 clinicians for every 1 departure in August and September 2021 compared to our second quarter 2021 ratio of approximately 1-to-1.

Additionally, as cited below in our revised 2021 earnings guidance, visit volume softened resulting in 20,674 average visits per day during the third quarter of 2021 compared to 21,569 during the second quarter of 2021, or approximately 1 less Visit per Day per Clinic. Previous guidance anticipated continued visit volume growth in both the third and fourth quarters of 2021 compared to the second quarter. While ATI continues to focus on the labor market dynamics, we are also working to improve visit volume growth by enhancing field relationships and referral networks to strategically position ATI to capitalize on long-term growth opportunities.

“During the third quarter of 2021, we made progress in improving clinician retention and continued to hire additional clinical staff at a record pace,” said Jack Larsen, Executive Chairman of ATI Physical Therapy. “While these new team members go through the onboarding process, we simultaneously experienced lower visit volume during the quarter compared to the second quarter of 2021. Looking forward, we are focused on driving visit growth by investing in our field sales force and are well capitalized with $135 million of available liquidity as of September 30, 2021. I remain confident in the underlying industry tailwinds and the long-term growth prospects for ATI.“

Revised 2021 Earnings Guidance

For full year 2021, ATI is now projecting revenue to be in a range of $620 million to $630 million from the prior range of $640 million to $670 million and Adjusted EBITDA to be in a range of $40 million to $44 million from $60 million to $70 million. The further reduced guidance is due to lower than expected patient volume. ATI is maintaining guidance for 2021 new clinic openings, which is expected to be in the range of 55 to 65 clinics.

Interim Impairment Analysis

The Company is currently completing quarterly financial and accounting procedures for the third quarter of 2021, including performing interim quantitative impairment testing to goodwill and intangible and other assets. If, as a result of our reduced guidance or other factors, it is determined that the fair value amounts are below the respective carrying amounts, the Company will in the third quarter results record an impairment charge which could be material.

Third Quarter 2021 Results and Conference Call

The third quarter 2021 selected financial results and disclosures in this press release are preliminary and reflect management’s current views. ATI Physical Therapy expects to issue a press release with third quarter 2021 financial results after the market close on November 9, 2021. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission and may differ from the preliminary results and disclosures in this press release due to, among other things, the completion of closing and review procedures, changes in management’s views including estimates, and the occurrence of subsequent events. We urge you to read the Form 10-Q when it becomes available.

Management will host a conference call at 5:00 p.m. Eastern Time to review third quarter financial results on the same day. The conference call can be accessed via a live audio webcast. To join, please access the following web link, Q3 2021 Earnings Conference Call, on the Company’s website at www.atipt.com at least 15 minutes early to register, and download and install any necessary audio software. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About ATI Physical Therapy

At ATI Physical Therapy, we are passionate about potential. Every day, we restore it in our patients and activate it in our team members in our approximate 900 locations across the U.S. With outcomes from more than 2.5 million unique patient cases, ATI is making strides in the industry by setting quality standards that deliver predictable outcomes for our patients with musculoskeletal (MSK) issues. ATI’s offerings span across a broad spectrum for MSK-related issues. From preventative services in the workplace and athletic training support to outpatient clinical services and online physical therapy via its online platform, CONNECT™, a complete list of our service offerings can be found at ATIpt.com. ATI is based in Bolingbrook, Illinois.

Forward-Looking Statements

All statements other than statements of historical facts contained in this communication are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding 2021 forecast and other estimates of financial and performance metrics and market opportunity. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of ATI’s management and are not predictions of actual performance. These forward-looking statements are estimates only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of ATI. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to:

(i)	changes in domestic business, market, financial, political and legal conditions, including shifts and trends in payor mix;

(ii)	the ability to maintain the listing of the Company’s securities on NYSE;

(iii)	the ability of the Company to realize the anticipated benefits of the business combination;

(iv)	risks related to the rollout of ATI’s business strategy and the timing of expected business milestones;

(v)

the effects of competition on ATI’s future business and the ability of ATI to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

(vi)	the ability of the Company to retain and to hire physical therapists consistent with its business plan;

(vii)	the ability of the Company to develop new and retain and expand relationships with referral sources;

(viii)	the outcome of any legal proceedings that may be instituted against the Company or any of its directors or officers;

(ix)	the ability of the Company to issue equity or equity-linked securities or obtain debt financing in the future;

(x)	risks related to political and macroeconomic uncertainty;

(xi)	the impact of the global COVID-19 pandemic on any of the foregoing risks; and

(xii)	those factors discussed in our amended S-1 registration statement filed with the SEC on July 28, 2021 under the heading “Risk Factors,” and other documents filed, or to be filed, by ATI with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements, including our forecast update. There may be additional risks that ATI does not presently know or that ATI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements in this communication reflect ATI’s expectations, plans or forecasts of future events and views as of the date of this communication. ATI anticipates that subsequent events and developments will cause ATI’s assessments with respect to these forward-looking statements to change. However, while ATI may elect to update these forward-looking statements at some point in the future, ATI specifically disclaims any obligation to publicly update any forward-looking statement, whether written or oral, which may be made from time to time, whether as a result of new information, future developments or otherwise, unless required by applicable law. These forward-looking statements should not be relied upon as representing ATI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “Adjusted EBITDA.” We believe Adjusted EBITDA assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to net income (loss) or the ratio of net income (loss) to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of cash available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We have reconciled preliminary Adjusted EBITDA to preliminary Income (loss) before taxes. We are not able to reconcile to Net income (loss) at this time, because the information necessary to complete that reconciliation is not yet available without unreasonable effort and will provide such reconciliation in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 when filed. Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Investor Contact:

Joanne Fong

SVP, Treasurer and Investor Relations

(630) 296-2222 x 7131

investors@atipt.com

Media Contact:

Sean Leous

ICR Westwicke

(646) 866-4012

Sean.Leous@westwicke.com

ATI Physical Therapy

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)

(unaudited)

(preliminary)

Three months ended September 30, 2021(1)
Income before taxes(2)	$146,865
Plus (minus):
Net income attributable to non-controlling interest	(819)
Interest expense, net	7,386
Depreciation and amortization expense	9,222

EBITDA	$162,654
Changes in fair value of warrant liability and contingent common shares liability(3)	(162,202)
Executive severance costs(4)	3,551
Transaction and integration costs(5)	2,335
Share-based compensation	1,248
Pre-opening de novo costs(6)	511
Non-ordinary legal and regulatory matters(7)	442

Adjusted EBITDA	$8,539

(1)

Figures reflected are preliminary and subject to completion of the Company’s quarterly financial and accounting procedures. The Company is currently performing interim quantitative impairment testing to goodwill and trade name intangible assets. If it is determined that the fair value amounts are below the respective carrying amounts, the Company will record an impairment charge which could be material.

(2)

We have reconciled Adjusted EBITDA to Income before taxes. At this time, we are not yet able to reconcile to Net income (loss) and will provide such reconciliation in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 when filed.

(3)	Represents non-cash amounts related to the change in the estimated fair value of Warrants, Earnout Shares and Vesting Shares.

(4)	Represents severance costs related to the separation of the Company’s former Chief Executive Officer and Chief Human Resources Officer.

(5)	Represents costs related to the Company’s business combination with FVAC II, clinic acquisitions and acquisition-related integration and consulting.

(6)	Represents expenses associated with renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.

(7)	Represents non-ordinary course legal costs related to the previously-disclosed ATIP shareholder class action complaint.